UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 15, 2016

TECHCARE CORP.
 (Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168527

BreedIT Corp.
(Former name or former address, if changed since last report.)

Delaware	98-0663823
(State of Incorporation)	(I.R.S. Employer Identification No.)

40 Wall Street, 28th Floor, New York, NY	10005
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: (973) 370-3768

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2016, following the closing of the merger agreement between TechCare Corp., f/k/a BreedIT Corp. (the "Registrant") and Novomic Ltd and the appointment of new members to the Registrant's Board of Directors as disclosed below, the Registrant's Board of Directors accepted the resignation of Mr. Erez Zino as a director, effective immediately. Mr. Zino was a founder of a predecessor of the Registrant and a former principal stockholder, executive officer and a director of the Registrant. Mr. Zino served as CEO from July 2012 and became our acting CFO in January 2013. In connection with the acquisition of 66.67% of BreedIT Israel in January 2014, Mr. Zino resigned as an executive officer of the Company but continued to serve as a director. A copy of Mr. Zino's letter of resignation, in which he expressed no disagreements with the Registrant's operations, policies or practices, is attached as Exhibit 17.4 to this Form 8-K.

Also on October 31, 2016, the Board of Directors accepted the resignation of Liran Chen as Chief Executive Officer, effective immediately. A copy of Mr. Chen's letter of resignation, in which he expressed no disagreements with the Registrant's operations, policies or practices, is attached as Exhibit 17.5 to this Form 8-K.

In addition, in connection with the change in control and the appointment of new management, the Board of Directors also accepted the resignation of Oded Gilboa as Chief Financial Officer, effective October 31, 2016. Mr. Gilboa was appointed as the Registrant's CFO on December 4, 2013. A copy of Mr. Gilboa's letter of resignation, in which he expressed no disagreements with the Registrant's operations, policies or practices, is attached as Exhibit 17.6 to this Form 8-K.

Effective October 31, 2016, the Registrant's Board of Directors appointed: (i) Zvi Yemini, the Registrant's Chairman, as Chief Executive Officer; (ii) Messrs. Mordechai Bignitz, Oren Traistman and Yossef De-Levy to the Registrant's Board of Directors; and (iii) Josh Johnson as the Registrant's new Chief Financial Officer, following the resignation of Oded Gilboa as CFO.

Mordechai Bignitz, age 64, Director: Mr. Bignitz has served as Chief Executive Officer and Chairman of OWC Pharmaceutical Research Corp. (OTCQB: OWCP) since 2014. He has over 30 years of experience in investment banking specializing in all aspects of the planning, negotiation and execution of both domestic and international transactions as well as in investment management, financial systems, accounting and taxation. From 2009 to 2011 Mr. Bignitz served as the chief executive officer of Gefen Energies Ltd., a private Israeli company. During the past five years, he has served as a director of the following public companies: Arad Investment & Industrial Development Ltd since February 2014, traded on the Tel-Aviv Stock Exchange ("TASE"); Globe Exploration Limited Partnership since July 2013, traded on the TASE; Ellomay Capital Limited since 2011, engaged in investments in energy and infrastructures and traded on the NASDAQ and TASE; Israel Financial Levers Ltd, since 2007, engaged in the real estate business and traded on the TASE; and Ablon Group Ltd from 2011 to 2013, engaged in the real estate business and traded on the London Stock Exchange. The Registrant believes that Mr. Bignitz's many years of experience as a senior executive officer and director of several successful public companies in a variety in industries, all of which have had greater resources and operating history than the Company, renders him qualified to serve on the Board of Directors.

Oren Traistman, age 46, Director: Mr. Traistman is an investor and director in several corporations with over 15 years of investment management, underwriting and strategic consultancy: APX Ltd., an Israeli company engaged in the development and commercialization of medical devices for cataract surgeries; Cathworks Ltd., an Israeli company engaged in the development and commercialization of software for Heart catheterization display; Enox Ltd., an Israeli company engaged in the development and commercialization of sterilization solutions for catheters. Mr. Traistaman is also a partner in Egoz Finance and Shares Issuers Ltd., a leading financial company in Israel engaged in institutional investments and underwriting. Mr. Traistman holds an MBA from the Hebrew University in Jerusalem, Israel.

Yossef De Levy, age 64, Director: Mr. De Levy is an inventor, entrepreneur, and director with over 40 years of experience in company management, product development and manufacturing. In 1987, after owning and operating his own construction company for 16 years with over 70 employees, he established Games & Sports Ltd., a leading Israeli and European manufacturer of playground equipment, employing 120 workers and with over 50% of the Israeli market. Games & Sports Ltd. was acquired by Gaon-Holdings in 2002 after reaching annual revenues of $15 million. At the same time, Mr. De Levy voluntarily served as manager of the Erez Industrial zone and which employed 4000 people from Gaza. In 2003, he founded Hydro Technologies together with major investors, Steff Verthaimer and Zvi Yemini, our Chairman and newly-appointed CEO. Hydro sold its US marketing rights to Suncast after reaching $25M in revenues. In 2004, Mr. De Levy established Microdel, in incubator for new ideas. To date, Microdel is a holding company with 15 subsidiaries working in 3 sectors: healthcare, consumer products and fish farming as well as a principal shareholder of the Registrant.

Josh Johnson, age 36, Chief Financial Officer: During the past five years, Mr. Johnson, a CPA, served as a Team Manager at Brooks-Keret Financial, a leading financial management company in Israel for over 20 years, providing outsource services to over 300 hi-tech and start-up companies, employing more than 130 employees. Mr. Johnson has more than 9 years of professional accounting experience with established as well as start-up companies in the fields of Technology, Telecoms, Medical and Gaming. primary responsibilities for overseeing all accounting and financial functions such as payroll, bookkeeping, monthly reporting, annual tax preparation and all treasury administration.

Before joining Brooks-Keret in 2004, Mr. Johnson served as Manager at BDO Ziv Haft, with headquarters in Tel-Aviv and offices throughout Israel, during which he served for two years at BDO LLP in London, where he managed international audit and assurance teams in addition to providing outsourcing services to international enterprises. His portfolio ranged from startups to international public entities and services from mentoring to public fillings on the AIM, FTSE, SEC and Tel-Aviv Stock Exchange.
Mr. Johnson is a CPA and holds a BA in Finance, Accounting and Management from the College of Management Academic Studies located in Rishon Letzion, Israel.

Item 9.01 Financial Statements and Exhibits.

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exh. No.	Description
17.4	Letter of Resignation of Erez Zino dated October 31, 2016, filed herewith.
17.5	Letter of Resignation of Liran Chen dated October 31, 2016, filed herewith.
17.5	Letter of Resignation of Oded Gilboa dated October 31, 2016, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechCare Corp.

By:	/s/ Zvi Yemini
Name:	Zvi Yemini
Title:	Chief Executive Officer

Date: November 10, 2016